MANAGEMENT AND CONSULTING SERVICES AGREEMENT

between

NET ELEMENT INTERNATIONAL INC.

and

BOND STREET MANAGEMENT LLC

Dated as of October 24, 2012

MANAGEMENT AND CONSULTING SERVICES AGREEMENT

THIS MANAGEMENT AND CONSULTING SERVICES AGREEMENT is made as of October 24, 2012 with an effective date of October 3, 2012 by and among Net Element International Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and on behalf of each of the subsidiaries set forth from time to time on Annex I hereto that has become a signatory hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), and Bond Street Management LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (together with its permitted assignees, the “Service Provider” or “BSM”).

WHEREAS, the Company and the Subsidiaries desire to retain BSM to provide management and consulting services as well as other services to the Company and the Subsidiaries on the terms and conditions hereinafter set forth; and

WHEREAS, BSM is dedicated, among other business activities, to export management, consulting and related services to persons located outside of the Commonwealth of Puerto Rico, and BSM wishes to be retained to provide and export such services from the Commonwealth of Puerto Rico to the Company and the Subsidiaries.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.               DEFINITIONS. The following terms have the meanings assigned them:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.

“Agreement” means this Management and Consulting Services Agreement, as it may be amended, supplemented or restated from time to time.

“Assets” means the assets, investments and operating business of the Company and the Subsidiaries.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person other than an Affiliate of the Company; or

(ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an Affiliate of the Company, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power or the voting equity interests of the Company;

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provided, however, that any transaction or related series of transactions, business reorganization or similar event (“Reorganization Event”) that results in the voting securities of the Company being held by a Person that is not an Affiliate will not be deemed to be a Change of Control if after the Reorganization Event more than 50% of the total voting power or the voting equity interests of such Person is held directly or indirectly by the same Persons who held more than 50% of the voting power or voting equity interest of the Company before the Reorganization Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time.

“Common Share” means a share of the Company representing an undivided interest in any property owned by the Company now or hereafter authorized as an ordinary voting share of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the applicable rules and regulations promulgated thereunder.

“Governing Instruments” means, with regard to any entity, the articles or certificate of incorporation and bylaws in the case of a corporation, certificate of limited or general partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and the limited liability company agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

“Independent Directors” means the members of the Board of Directors who are deemed to be independent in accordance with the standards set forth in the Exchange Act and by the NASDAQ Capital Market.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

SECTION 2.               SERVICES TO BE PROVIDED BY BSM.

(a)                The Company and each Subsidiary hereby appoints and engages BSM to provide management and consulting services, subject to the further terms and conditions set forth in this Agreement, and BSM hereby agrees to use its commercially reasonable and good faith efforts to perform each of the duties set forth herein.. BSM shall provide management and consulting services to the Company and general advice relating to the day-to-day operations of the Company and each Subsidiary. BSM is hereby authorized to provide such services and activities relating to the Assets and operations of the Company and each of the Subsidiaries, and to the extent requested by the Company, as are set forth below and such other services and activities as BSM and the Company agree in writing:

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(i)               serving as consultant to the Company and each Subsidiary with respect to the Company’s acquisitions, borrowings and operations;

(ii)             investigating, analyzing and selecting possible investment and acquisition opportunities;

(iii)            providing access to BSM’s personnel and assisting in developing criteria for acquisitions and/or investments, divestments and/or capital raising opportunities;

(iv)           providing investment banking and other financial advice and such other services as may be required relating to the Company and/or the Assets;

(v)             if requested in writing by the Company, communicating with the holders of any equity or debt securities of the Company and each Subsidiary as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with those holders;

(vi)           counseling the Company in connection with policy decisions to be made by the Board of Directors;

(vii)          evaluating and recommending to the Company and each Subsidiary modifications to the hedging strategies in effect and engaging in overall hedging strategies and activities on behalf of the Company and each Subsidiary;

(viii)        counseling the Company and each Subsidiary in complying with all regulatory requirements applicable to it in respect of its business activities, including where applicable, regarding the maintenance of its exclusions or exemptions from the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusions or exemptions;

(ix)           assisting the Company in developing criteria that are specifically tailored to the Company’s acquisition and operational objectives;

(x)             advising the Company and each Subsidiary as to its capital structure and capital raising;

(xi)           assisting the Company and each Subsidiary in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures;

(xii)          assisting the Company and each Subsidiary in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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(xiii)        assisting the Company with all regulatory and compliance requirements applicable to the Company in respect of the Company’s and each Subsidiary’s business activities, including assisting the Company and each Subsidiary in preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents; and providing support and assistance to the chief executive officer and chief financial officer of the Company to enable such persons to make the certifications required pursuant to the Exchange Act and Sarbanes-Oxley Act of 2002, as amended, to the extent applicable;

(xiv)        advising in connection with claims, disputes or controversies (including litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Subsidiaries may be involved or to which the Company and the Subsidiaries may be subject, subject to such limitations or parameters as may be imposed from time to time by the Company;

(xv)         advising the Company with a view to causing expenses incurred by or on behalf of the Company and the Subsidiaries to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Company from time to time; and

(xvi)        performing such other services as may be reasonably requested in writing from time to time for the management and other activities relating to the Assets and the businesses and operations of the Company and its Subsidiaries as the Board of Directors shall reasonably request or BSM shall deem appropriate under the particular circumstances.

(b)               BSM may enter into agreements, with other Persons, including its Affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company or the relevant Subsidiaries to provide services to the Company or one or more of the Subsidiaries as BSM deems necessary or advisable, in its good-faith judgment, pursuant to agreement(s) with terms that are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the Assets; provided that any such agreements entered into with Affiliates of BSM shall be on terms no more favorable to such Affiliate than would be obtained from a third Person on an arm’s-length basis.

(c)                BSM may retain, for and on behalf, and at the sole cost and expense, of the Company and each Subsidiary, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as BSM deems necessary or advisable, in its good-faith judgment, in connection with the management and operations of the Company and each Subsidiary. Notwithstanding anything contained herein to the contrary, BSM shall have the right to cause any such services to be rendered by its employees or Affiliates. The Company and each relevant Subsidiary shall pay or reimburse BSM or its Affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(d)               As frequently as BSM may deem necessary or advisable, in its good-faith judgment, or at the direction of the Board of Directors, BSM shall, at the sole cost and expense of the Company and any affected Subsidiary, prepare, or cause to be prepared, with respect to any Asset, reports and other information with respect to such Asset as may be reasonably requested by the Company and any affected Subsidiary.

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(e)               BSM shall prepare regular reports for the Board of Directors, upon the Board of Directors’ reasonable request, to enable the Board of Directors to review the Company’s operations.

(f)                 In performing the services under this Section 2, BSM shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by BSM at the sole cost and expense of the Company and the Subsidiaries.

(g)                In performing the services under this Section 2, BSM shall comply in full with all applicable laws and regulations, including, but not limited to, laws, rules, and regulations governing anti-money laundering, the United States Foreign Corrupt Practices Act and the United States Patriot Act. BSM warrants and represents to the Company and each Subsidiary that it is generally knowledgeable about and experienced in complying with all applicable legal requirements with respect to such laws and regulations.

SECTION 3.               DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a)                BSM and/or its Affiliates will provide the Company with qualified personnel to serve as Chief Executive Officer and Chief Operating Officer, which Persons shall devote such of their time to the management of the Company and such Subsidiaries as the Company reasonably deems necessary and appropriate, commensurate with the level of activity of the Company from time to time. BSM may, from time to time, provide the Company with other senior officers and/or personnel to perform such other duties and functions for the Company and its Subsidiaries subject to the terms and conditions mutually agreed in writing by the parties hereto.

(b)               BSM, the Company and each Subsidiary hereby agree and acknowledge, as the case may be, that BSM and its Affiliates manage, sponsor and invest in other entities and some of the directors and officers of the Company and the Subsidiaries also serve as directors and officers of these other entities. This may lead to conflicts of interest. BSM owes no fiduciary duty to the Company and/or the Company’s shareholders; provided, however, that the Persons appointed as the Chief Executive Officer and Chief Operating Officer shall have such duties and responsibilities to the Company and the applicable Subsidiaries and the shareholders of the Company as proscribed by applicable law.

(c)                Subject to Sections 2(a) and 3(b), nothing herein shall prevent BSM or any of its Affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory services to others investing in, any type of asset, including assets that meet the principal business objectives of the Company and the Subsidiaries.

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(d)               Managers, members, partners, officers, employees and agents of BSM or Affiliates of BSM may serve as directors, officers, employees, agents, nominees or signatories for the Company and the Subsidiaries, to the extent permitted by their Governing Instruments or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company and the Subsidiaries, such Persons shall use their respective titles in the Company and the Subsidiaries, as the case may be.

SECTION 4.               [INTENTIONALLY OMITTED].

SECTION 5.               [INTENTIONALLY OMITTED].

SECTION 6.               RECORDS. BSM shall maintain appropriate books of accounts and records relating to services performed by it under this Agreement, and such books of accounts and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon three (3) business days’ advance written notice. BSM shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not use or disclose any such information to nonaffiliated third parties who are not bound by confidentiality requirements or agreements except: (a) in furtherance, in its reasonable good -faith judgment, of the business of the Company or any Subsidiary; (b) in a manner not detrimental, in its reasonable good -faith judgment, to the interests of the Company and its Subsidiaries; (c) with the consent of the Board of Directors; or (d) as required by law or to governmental officials having jurisdiction over the Company or any Subsidiary. The foregoing shall not apply to information that has previously become publicly available other than as a result of BSM’s violation of this Section 6. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

SECTION 7.               [INTENTIONALLY OMITTED]

SECTION 8.               COMPENSATION.

(a)                Subject to Section 8(b) below, during the term of this Agreement, the Company shall pay BSM a monthly fee of $50,000 (the “Service Fee”), which shall be paid in advance on the first day of each month;

(b)               The parties hereto shall apply their best efforts to renegotiate by December 31, 2012 an adjusted Service Fee which shall reflect, among other factors, the actual services being provided by BSM and the expected services to be provided by BSM during the calendar year 2013 and on a going forward basis;

(c)                The Management Fee shall be calculated for any partial month, except the first month of the agreement, on a prorated basis; and

(d)               BSM shall be eligible for a discretionary performance based fee (the “Performance Fee”), for each whole or partial calendar year of the Agreement, including the first year of the Agreement. The Performance Fee shall be payable in cash or in a non-cash equitable compensation at the sole and absolute discretion of theIndependent Directors or, in the event the Chief Executive Officer is not an employee, officer or Affiliate of BSM, the Company generally no later than the first calendar quarter of the preceding year.

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SECTION 9.               EXPENSES OF THE COMPANY AND SUBSIDIARIES; REIMBURSEMENT OF EXPENSES.

(a)                The Company and/or the Subsidiaries, as applicable, shall reimburse BSM for documented expenses of any of the foregoing including any incurred by BSM on behalf of any of the foregoing (collectively, the “Expenses”). The term Expenses shall include all costs and expenses that are expressly designated in this Agreement as being payable by the Company and its Subsidiaries, together with the following:

(i)               all costs and expenses relating to their business and Assets, such as brokerage commissions, custodial fees, bank service fees, interest expenses and expenses related to any proposed acquisition of assets that is not consummated;

(ii)             expenses of their directors and officers and meetings thereof;

(iii)            travel and other out-of-pocket expenses associated with or incurred in connection with the services contemplated hereunder, including, relating to the purchase, offering and sale of Assets by them;

(iv)           travel and other out-of-pocket expenses incurred by officers, employees and agents of BSM and its Affiliates in connection with the purchase, financing, hedging, refinancing, sale or other disposition of Assets and proposed Assets;

(v)             legal expenses;

(vi)           professional fees (including, without limitation, expenses of consultants and experts);

(vii)          costs and expenses of rendering financial assistance to or arranging for financing for any Assets;

(viii)        communications and information technology expenses associated with or incurred in connection with the services contemplated hereunder,

(ix)           other expense categories approved by the Board of Directors; and

(x)             all other expenses actually incurred by BSM and its Affiliates that are reasonably necessary for the performance by BSM of its services, functions, duties and obligations under this Agreement.

Without regard to the amount of compensation received under this Agreement by BSM, BSM shall be responsible for the wages and salaries of BSM’s officers and employees, including the BSM employees appointed as officers of the Company and/or a Subsidiary pursuant to Section 3(a).

(b)               The Company acknowledges and agrees that BSM and its Affiliates may perform accounting, operating and other administrative services on behalf of the Company and the Subsidiaries internally. To the extent that such services are provided to them by BSM and/or its Affiliates, the Company and the Subsidiaries shall bear (i) all costs and expenses of BSM and/or its Affiliates that are directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of BSM and/or its Affiliates performing accounting and operational services, and information systems, software and hardware utilized solely by the Company in connection with accounting and operations, provided, that the terms of such salaries, bonuses and fringe benefits are approved by the Independent Directors or, in the event the Chief Executive Officer is not an employee, officer or Affiliate of BSM, the Company generally, and (ii) the Company’s allocable share of the costs and expenses of accounting and operations professionals and systems, which are directly attributable to salaries, bonuses and fringe benefits payable to the accounting and operations professionals of Affiliates of BSM whose services are provided to the Company and to investment funds or accounts managed by BSM and/or its Affiliates and information systems, software and hardware utilized by the Company and investment funds or accounts managed by BSM and/or its Affiliates in connection with accounting and operations, such allocable share to be based on the relative time which the applicable employees providing such accounting and operational services devote, on an estimated basis, to us and the investment funds or accounts managed by BSM and/or its Affiliates. To the extent that expenses to be borne by the Company are paid by BSM, the Company will reimburse BSM for such expenses In order to facilitate and rationalize the expense management, the Company may issue Credit and/or Debit Cards to officers and employees of BSM which perform services to the Company and/or its Subsidiaries.

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(c)                The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

SECTION 10.           CALCULATIONS OF EXPENSES. BSM shall prepare a statement documenting the Expenses of the Company and the Subsidiaries incurred by BSM and its Affiliates on behalf thereof during each month, and shall deliver such statement to the Company within ten (10) business days after the end of each such month. Expenses incurred by BSM and its Affiliates on behalf of the foregoing shall be reimbursed monthly to BSM within five (5) business days following the date of delivery of such statement. Payment of all invoices and reimbursement requests shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever. Invoices unpaid as of the date that is thirty (30) days after receipt by the Company shall accrue interest at an annual rate of 12%. All payments shall be made to BSM at the account designated by BSM. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

SECTION 11.           LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a)                BSM assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors or similar governing body or authority of any Subsidiary in following or declining to follow any advice or recommendations of BSM. BSM assumes no responsibility for the actions of officers, directors or employees of the Company or the Subsidiaries. BSM and its Affiliates will not be liable to the Company, any Subsidiary or any shareholder of the Company for any acts or omissions by BSM or any of its Affiliates or their respective directors, managers, officers, employees, advisors, agents, trustees and/or representatives arising from, or in connection with, the provision of services by BSM and its Affiliates, or on behalf of BSM and its Affiliates, under this Agreement, except for breaches of this Agreement by BSM or by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of BSM’s duties or obligations under this Agreement. The respective directors, managers, officers, employees, advisors, agents, trustees and/or representatives of BSM and its Affiliates will not be liable for any of the foregoing. The Company and the Subsidiaries shall, to the full extent permitted by law, reimburse, indemnify, defend and hold BSM and any of its Affiliates and their respective directors, managers, members, officers, employees, advisors, agents, trustees and/or representatives (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party arising from, or in connection with, the execution delivery and performance of this Agreement, provision of services by BSM and its Affiliates (including, without limitation, its directors, managers, officers, employees, advisors, agents, trustees and/or representatives), or on behalf of BSM, under this Agreement, except for breaches of this Agreement by BSM or by reason of acts or omissions constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of BSM’s duties under this Agreement.

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(b)               BSM and/or its Affiliates may, in the performance of its duties under this Agreement and at the sole cost and expense of BSM, consult with legal counsel and accountants, and any act or omission by BSM on behalf of the Company or any Subsidiary in furtherance of the interests thereof in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and BSM will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care.

(c)                BSM shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from BSM’s breach of this Agreement, bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

SECTION 12.           NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company or any Subsidiary and BSM partners or joint ventures or impose any liability as such on either of them.

SECTION 13.           TERM; TERMINATION.

(a)                Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until December 31, 2013, and shall be automatically renewed for a one year term each anniversary date thereafter (a “Renewal Term”) unless the Agreement is otherwise terminated by the Company or BSM at any time on ninety (90) days’ prior written notice.

(b)               If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the others, except as provided in Section 9, Section 10, Section 11, and Section 16 of this Agreement.

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SECTION 14.           ASSIGNMENT.

(a)                Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment (as such term is used in the Investment Company Act and the rules thereunder), in whole or in part, by BSM, unless such assignment is consented to by the Company. Any assignment or delegation not requiring consent pursuant to the preceding sentence or as to which such consent has been obtained shall bind the assignee under this Agreement in the same manner as BSM is bound, and BSM shall be liable to any party for all acts or omissions of the assignee under this Agreement following any such assignment. Each entity and individual providing services to BSM under any such delegation of duties shall be indemnified and reimbursed by the Company and the Subsidiaries to the same extent as a Person acting as manager or a trustee, director, manager, officer, employee, member, advisor or agent of BSM would be indemnified pursuant to Section 11 of this Agreement. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as a Manager. This Agreement shall not be assigned by the Company or any Subsidiary without the prior written consent of BSM, except in the case of assignment by any such party to another organization which is a successor (by merger, exchange, consolidation or purchase of substantially all assets) to such entity, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as such entity is bound under this Agreement.

(b)               Notwithstanding any provision of this Agreement, but subject to Section 2 and Section 3, BSM may subcontract any or all the services under this Agreement to any of its Affiliates and the Company hereby consents to any such subcontracting; provided, that, BSM shall not be relieved of any of its responsibilities under this Agreement and shall remain directly and primarily liable with such subcontractee for the performance, compliance and fulfillment of all of the terms of this Agreement.

SECTION 15.           TERMINATION FOR CAUSE.

(a)                The Company, acting on behalf of itself and its Subsidiaries, may terminate this Agreement effective immediately (subject to sub-clause (iii) below) upon written notice of termination to BSM in the event of (i) any act of fraud, misappropriation of funds or embezzlement by BSM against the Company or any Subsidiary, (ii) any willful misconduct, bad faith or gross negligence on the part of BSM in connection with its duties under this Agreement, (iii) any material breach of any provision of this Agreement by BSM where such breach continues for a period of 45 days after written notice thereof specifying such breach and requesting that the same be remedied in such 45-day period, (iv) a commencement of any proceeding relating to BSM’s bankruptcy or insolvency or BSM, or (v) a dissolution of BSM. BSM agrees that if any of the events specified above occur, it will give prompt written notice thereof to the Company immediately following the occurrence of such event.

(b)               BSM may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company or any Subsidiary shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 45 days after written notice thereof specifying such default and requesting that the same be remedied in such 45 day period.

SECTION 16.           ACTION UPON TERMINATION.

From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14 or 15 of this Agreement, BSM shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination.

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SECTION 17.           REPRESENTATIONS AND WARRANTIES.

(a)                The Company and each Subsidiary hereby represents and warrants to BSM as follows:

(i)               It is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, has the corporate, partnership, limited liability company or other power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation, partnership, limited liability company or other entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on its business operations, assets or financial condition.

(ii)             It has the corporate, partnership, limited liability company or other power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate, partnership or limited liability company action, as applicable, to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, its members or creditors, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized officer, and this Agreement constitutes the valid and binding obligation enforceable against it in accordance with its terms.

(iii)            The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on it, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or the certificate of formation or limited liability company agreement of, or any securities issued by, it or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would have a material adverse effect on its business operations, assets or financial condition, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)               BSM hereby represents and warrants to the Company and each Subsidiary as follows:

(i)               BSM is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of BSM.

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(ii)             BSM has the power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. Other than those consents, permits, approvals, authorizations, exemptions, reports, filings, declarations, or orders which have already been made or obtained by BSM, no consent of any other person including, without limitation, members or creditors of BSM, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by BSM in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized agent of BSM, and this Agreement constitutes the valid and binding obligation of BSM enforceable against BSM in accordance with its terms.

(iii)            The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on BSM or any of its Affiliates, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on BSM or any of its Affiliates, or the certificate of formation or limited liability company agreement of, or any securities issued by, BSM or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which BSM or any of its Affiliates is a party or by which BSM or any of its Affiliates or any of their respective assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of BSM and its Affiliates, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 18.           NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by reputable overnight courier, (c) delivery by facsimile transmission with telephonic confirmation or (d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i) If to the Company or any Subsidiary:

1450 S. Miami Avenue, Miami, FL
Facsimile: +1-305-358-7876
Attention: President

(ii) If to BSM:

City View Plaza II
Suite # 6000
Carr. 165 Km 1.2
Guaynabo, Puerto Rico 00968
Facsimile: +1-787-993-9651
Attention: Legal

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Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

SECTION 19.           BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20.           ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto, provided that in the case of the Company, any modification or amendment to this Agreement shall only require the consent of the Board of Directors.

SECTION 21.           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PUERTO RICO (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES).

SECTION 22.           ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation, breach or termination, shall be finally resolved by arbitration under the International Arbitration Rules of the International Centre for Dispute Resolution of the American Arbitration Association, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators. The seat of the arbitration shall be San Juan, Puerto Rico. Any award of the tribunal shall be binding from the day it is made, and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court. Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

SECTION 23.           NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 24.           HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

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SECTION 25.           COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Facsimile signatures and electronic copies in portable document format (PDF) may be relied upon as originals.

SECTION 26.           SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 27.           GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Management and Consulting Services Agreement as of the date first written above.

NET ELEMENT INTERNATIONAL INC.

By:______________________________________

Name: Dmitry Kozko
Title: President

BOND STREET MANAGEMENT LLC

By: ______________________________________
Name: Jorge Rodriguez
Title: Partner

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ANNEX I

List of Company’s Subsidiaries

1.	Net Element Russia, OOO

2.	TOT Money, OOO

3.	Music 1 Russia, OOO

4.	Motorsport, LLC

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